Kramer Levin Naftalis & Frankel LLP
                       9 1 9  T H I R D  A V E N U E
                       NEW YORK, N.Y. 10022 - 3852
                            (212) 715 - 9100
                                                          FACSIMILE
                                                          (212) 715-8000
                                                          ______
                                                          WRITER'S
                                                          DIRECT NUMBER

                                                          (212) 715-9100


                                October 22, 1999


     Lexington Global Technology Fund, Inc.
     Park 80 West Plaza Two
     Saddlebrook, New Jersey  07663

               Re:  Lexington Global Technology Fund, Inc.
                    Registration Statement on Form N-1A

     Dear Ladies and Gentlemen:

               We hereby consent to the reference of our firm as Counsel in this Registration Statement on Form N-1A.

                               Very truly yours,

                             /s/ Kramer Levin Naftalis and Frankel LLP